UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 15, 2007
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS
     As disclosed in the current report on Form 8-K filed on July 2, 2007, PAREXEL (Taiwan), Inc., a corporation organized under the laws of the Republic of China (the “Company”), which is a wholly owned indirect subsidiary of PAREXEL International Corporation, a Massachusetts corporation, initiated an offer (the “Tender Offer”) to purchase all of the issued and outstanding shares of common stock of Apex International Clinical Research Co., Ltd. The Tender Offer was scheduled to expire on August 20, 2007, but due to the meeting schedules of regulators, the Company made announcements and filed relevant reports with the Financial Supervisory Commission to extend the Tender Offer period to the 3rd business day following the receipt of the relevant foreign investment approvals from the Investment Commission, Ministry of Economic Affairs, but not later than September 19, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer